SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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RICHARDSON ELECTRONICS, LTD.

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RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 13, 2009

To the stockholders of Richardson Electronics, Ltd.:

The Annual Meeting of Stockholders of Richardson Electronics, Ltd., a Delaware corporation, will be held on Tuesday, October 13, 2009, at 3:15 p.m. Central time, at our offices at 40W267 Keslinger Road, LaFox, Illinois 60147, for the following purposes:

1.	To elect six directors;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 18, 2009, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. If you would like directions to the location of the Annual Meeting, please contact us at (630) 208-2371 or visit our website at www.rell.com.

The Company is pleased this year to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allows issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery.

Sincerely,

EDWARD J. RICHARDSON
Chairman of the Board, Chief Executive Officer and
President

LaFox, Illinois

August 31, 2009

PROXY STATEMENT

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

ANNUAL MEETING INFORMATION

General

The Board of Directors of Richardson Electronics, Ltd. (the “Company”, “we” or “us”) is soliciting your proxy for the Annual Meeting of Stockholders to be held at our corporate headquarters located at 40W267 Keslinger Road, LaFox, Illinois 60147-0393, on Tuesday, October 13, 2009, at 3:15 p.m. Central time, and at any and all adjourned sessions of the Annual Meeting. On or before August 31, 2009, we mailed to our stockholders of record a notice about the Internet availability of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended May 30, 2009, instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the notice.

Record Date and Quorum

Stockholders of record at the close of business on August 18, 2009, the record date, are entitled to notice of and to vote their shares at the Annual Meeting. At the record date, 14,866,774 shares of our common stock, and 3,048,258 shares of our Class B common stock were issued and outstanding. The common stock is listed for trading on the Nasdaq Global Market under the symbol RELL. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares of common stock and Class B common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur when a broker indicates on a proxy card that it is not voting on a matter) are considered as shares present at the Annual Meeting for the purpose of determining a quorum.

How to Vote

Stockholders can simplify their voting and reduce Company expenses by voting by telephone or by Internet. If you vote by telephone or Internet, you do not need to mail back your proxy card. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm’s voting processes. If you choose not to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card.

If your proxy card is signed and returned without specifying choices, the shares will be voted FOR all of the nominees for director in Proposal 1, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm in Proposal 2, and otherwise in the discretion of the proxies referenced in the proxy card. The Company knows of no reason why any of the nominees for director named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

The Company knows of no other matters scheduled to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies which are marked to deny discretionary authority.

We encourage you to vote your shares in advance of the Annual Meeting date even if you plan on attending the Annual Meeting.

Vote Required, Abstentions and Broker Non-Votes

Holders of common stock are entitled to one vote for each share of common stock held, and holders of the Class B common stock are entitled to ten votes for each share of Class B common stock held.

If a quorum is present at the Annual Meeting, the six candidates for director who receive the highest number of affirmative votes will be elected. Shareholders are not entitled to cumulate votes for the election of directors.

If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010 and to act on any other matters properly brought before the meeting.

Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as directors, proxies which are marked or voted “abstain” on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010 and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Revocability of Proxies

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy given, or change your vote cast, by telephone or Internet, you must do so by telephone or Internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on October 12, 2009. If you are voting shares held in our Employee Stock Ownership Plan (“ESOP”), you must revoke your proxy, or change your vote cast, with respect to such shares by 11:59 p.m. Eastern Standard Time on October 8, 2009.

Proxy Solicitation

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may also solicit proxies personally or by telephone, e-mail or other means.

Stockholder Proposals for 2010 Annual Meeting

From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at a stockholders meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2010 Annual Meeting submitted pursuant to SEC Rule 14a-8 must be received by us no later than May 3, 2010. Any such proposals, as well as any questions related thereto, should be directed to our Secretary. Any stockholder proposal proposed for submission at our 2010 Annual Meeting outside the process of SEC Rule 14a-8 after July 17, 2010, shall be considered untimely. If such a proposal is submitted after that date, the proxy holder or holders may exercise their discretionary authority, as conferred in the proxy, in voting on such proposal at such meeting.

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of either the notice of Internet availability of the proxy statement or of this proxy statement and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call or write us at: Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Secretary; telephone (630) 208-2200.

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

PRINCIPAL STOCKHOLDERS

Directors and Officers

The following table sets forth, as of August 18, 2009, the ownership of common stock and Class B common stock (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each director, nominee for director and named executive officer of the Company and of all executive officers and directors of the Company as a group. Because Class B common stock is convertible into common stock on a one-for-one basis, the number of shares listed as owned under the common stock column in the table includes the number of shares listed under the Class B common stock column. The information in the table has been furnished to us by the persons listed.

Name	Number of Shares of Common(1)(2)		Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting if Class Voting Not Applicable(3)
Directors and Nominees for Election as Director:
Edward J. Richardson Chairman, Chief Executive Officer, Chief Operating Officer and President	3,054,527	(4)	17.05%	3,027,188	99.31%	66.81%

Jacques Bouyer (5)	58,250	(6)	*	—	*	*
Scott Hodes	93,424	(7)	*	3,712	*	*
Ad Ketelaars	20,000	(8)	*	—	*	*
John R. Peterson	55,000	(9)	*	—	*	*
Harold L. Purkey	77,000	(10)	*	—	*	*
Samuel Rubinovitz	55,431	(11)	*	825	*	*
Non-Director Named Executive Officers:
Kathleen S. Dvorak Executive Vice President, Chief Financial Officer and Chief Strategy Officer	28,339	(12)	*	—	*	*

Gregory J. Peloquin Executive Vice President and General Manager, RF, Wireless & Power Division	76,457	(13)	*	—	*	*

Wendy Diddell Executive Vice President, Corporate Development	42,475	(14)	*	—	*	*

All Executive Officers and Directors as a Group (including Mr. Richardson, 13 persons)	3,646,417	(15)	19.84%	3,031,725	99.46%	68.21%

*	Less than 1%.

(1)	Includes the number of shares listed under the column “Number of Shares of Class B Common.”

(2)	Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the director or officer, or voting power that is shared with the Trustee of our ESOP with respect to shares identified as allocated to the individual’s ESOP account.

(3)	Common stock is entitled to one vote per share and Class B common stock is entitled to ten votes per share.

(4)	Includes 3,027,188 shares of common stock which would be issued upon conversion of Mr. Richardson’s Class B common stock and 27,339 shares of common stock allocated to the account of Mr. Richardson under the ESOP. Does not include (i) 22,237 shares of common stock held by William G. Seils, Of Counsel to the Company, as custodian for Mr. Richardson’s sons, Alexander and Nicholas, (ii) 1,187 shares of common stock held directly by Alexander, (iii) 1,188 shares of common stock held directly by Nicholas and (iv) 10,897 shares of common stock held by Mr. Richardson’s wife, as to all of which Mr. Richardson disclaims beneficial ownership. Mr. Richardson has pledged all of his shares of Class B common stock as security to JP Morgan Chase Bank to secure a personal loan.

(5)	Mr. Bouyer serves as a director as of the date of this proxy statement, but he is not a nominee for election as a director at the Annual Meeting.

(6)	Includes 50,000 shares of common stock to which Mr. Bouyer holds stock options exercisable within 60 days.

(7)	Includes 3,712 shares of common stock which would be issued upon conversion of Mr. Hodes’ Class B common stock and 50,000 shares of common stock to which Mr. Hodes holds stock options exercisable within 60 days.

(8)	Includes 20,000 shares of common stock to which Mr. Ketelaars holds stock options exercisable within 60 days.

(9)	Includes 50,000 shares of common stock to which Mr. Peterson holds stock options exercisable within 60 days.

(10)	Includes 50,000 shares of common stock to which Mr. Purkey holds stock options exercisable within 60 days.

(11)	Includes 825 shares of common stock which would be issued upon conversion of Mr. Rubinovitz’ Class B common stock and 50,000 shares of common stock to which Mr. Rubinovitz holds stock options exercisable within 60 days.

(12)	Includes 8,333 shares of common stock to which Ms. Dvorak holds stock options exercisable within 60 days and 6,667 shares of restricted common stock which vest in two substantially equal installments on November 5, 2009 and November 5, 2010. Ms. Dvorak has the power to vote all of such restricted shares prior to vesting.

(13)	Includes 72,100 shares of common stock to which Mr. Peloquin holds stock options exercisable within 60 days and 1,365 shares of common stock allocated to the account of Mr. Peloquin under the ESOP.

(14)	Includes 40,083 shares of common stock to which Ms. Diddell holds stock options exercisable within 60 days and 304 shares of common stock allocated to the account of Ms. Diddell under the ESOP.

(15)	Does not include 21,660 shares of common stock held by Mr. Seils as custodian for Mr. Richardson’s sons, Alexander and Nicholas, and 1,187 shares of common stock held directly by Alexander, 1,188 shares of common stock held directly by Nicholas, or 10,879 shares of common stock held by Mr. Richardson’s spouse. Includes: (i) 3,031,725 shares of common stock which would be issuable on conversion of Class B common stock; (ii) 459,606 shares of common stock issuable upon options exercisable within 60 days; and (iii) 36,760 shares of common stock held in the ESOP and allocated to the accounts of members of the group, which shares are ratably forfeitable in the event the officer leaves employment prior to completing six years of service.

Other Beneficial Owners

As of August 18, 2009, to our knowledge, Mr. Richardson and the entities identified in the following table are the only persons or firms who beneficially owned 5% or more of our outstanding common stock or Class B common stock:

Name	Number of Shares of Common(1)(2)		Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting if Class Voting Not Applicable(3)
Heartland Advisors Inc.(3)	1,400,000	(3)	9.42%	0	0	3.09%
T. Rowe Price Associates, Inc.(4)	1,328,521	(4)	8.94%	0	0	2.93%
Dimensional Fund Advisors LP(5)	1,182,485	(5)	7.95%	0	0	2.61%
Wells Capital Management, Inc.(6)	1,085,963	(6)	7.31%	0	0	2.39%
Royce & Associates, LLC(7)	839,678	(7)	5.65%	0	0	1.85%
Buckhead Capital Management, LLC(8)	838,288	(8)	5.64%	0	0	1.85%

(1)	Date of holdings information is as of August 18, 2009, unless otherwise noted in footnotes.

(2)	Common stock is entitled to one vote per share and Class B common stock is entitled to ten votes per share. Computation assumes that Class B common stock held or subject to acquisition pursuant to stock option is not converted into common stock.

(3)	Heartland Advisors, Inc. (“Heartland”) is an investment advisor with power to direct investments and/or power to vote the securities. Clients of Heartland have the economic interest related to the securities. Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on February 11, 2009. The address for Heartland is 789 N. Water Street, Suite 500, Milwaukee, WI 53202.

(4)	T. Rowe Price Associates, Inc. (“Price Associates”) held 711,800 shares of the common stock as of July 31, 2009. On behalf of advisory clients, Price Associates held $11,101,000 face value of the Company’s 7-3/4% Convertible Senior Subordinated Notes, which are convertible into 616,721 shares of common stock. Price Associates has sole dispositive power for the entire holding of 1,328,521 shares and has voting power for 1,800 of these shares. These securities are owned by various individual and institutional investors, including the T. Rowe Price Small Cap Value Fund, Inc. (which owns 710,000 shares and all of the $11,101,000 face value of the Company’s 7-3/4% notes, for a total of 1,326,721 shares) which Price Associates serves as investment adviser with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Information disclosed in this table was obtained from Price Associates on August 3, 2009. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(5)

Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on February 9, 2009. The address for Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6)	Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on January 23, 2009. The address for Wells Capital Management is 420 Montgomery St., San Francisco, California 94104.

(7)	Royce & Associates, LLC. (“Royce”), The Royce Funds’ investment adviser, is a direct wholly owned subsidiary of Legg Mason, Inc. Information disclosed in this table is as of December 31, 2008 and was obtained from a Schedule 13G filed with the SEC on January 30, 2009. The address for Royce & Associates is 745 Fifth Avenue, New York, NY 10151.

(8)	Information disclosed in this table was obtained from Buckhead Capital Management on August 7, 2009. The address for Buckhead Capital Management is 3330 Cumberland Blvd., Suite 650, Atlanta, Georgia 30309.

PROPOSAL I – ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect a board of six directors to serve until the next annual meeting, or until their successors are elected and shall have qualified, subject to their earlier death, resignation or removal as permitted by law. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the six persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.

Jacques Bouyer has served as a member of our Board of Directors since 1990 and will continue to serve until the Annual Meeting. Mr. Bouyer has notified the Board of Directors of his intention to retire from the board effective at the Annual Meeting. Accordingly, the Board of Directors has not nominated Mr. Bouyer for election as a director at the Annual Meeting. The Board of Directors determined that it was in the best interests of the Company to reduce the size of the board in connection with Mr. Bouyer’s retirement, which the Board of Directors accomplished by amending our By-Laws pursuant to a resolution adopted on August 27, 2009, to be effective as of the date of the Annual Meeting. The amendment will reduce the size of the Board of Directors from seven members to six members.

Information Relating to Directors and Nominees

Listed below are the nominees of our Board of Directors for election at the Annual Meeting. The following sets forth specific information about each nominee as of August 31, 2009.

Scott Hodes, 72, has been a director since 1983. Mr. Hodes is Senior Counsel at Bryan Cave LLP where he was a partner from January 2004 to March 2009. Bryan Cave LLP provides legal services to the Company. From 1992 until 2004, Mr. Hodes was a partner with the law firm of McGuire Woods Ross & Hardies LLP and its predecessor firm Ross & Hardies LLP.

Ad Ketelaars, 52, has been a director since 1996. Mr. Ketelaars has been Chief Executive Officer of Cybertech International, a global supplier of voice recording and monitoring solution, since October 1, 2008. Prior to that, he was the Chief Executive Officer of NEC Philips Unified Solutions since March 2003. Prior to that, he was the Vice President and Managing Director of Richardson Electronics Europe, an affiliate of ours, from May 1993 until July 1996.

John R. Peterson, 52, has been a director since 1999. Mr. Peterson has been Managing Director, the Head of Investment Banking and a member of the Board of Directors of Cleary Gull Inc., an investment banking and investment consulting firm since 2002.

Harold L. Purkey, 65, has been a director since 1994. Mr. Purkey retired as the Managing Director of First Union Securities in 2001.

Edward J. Richardson, 67, has been a director since 1965. He is currently the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company.

Samuel Rubinovitz, 79, is our lead director and has been a director since 1984. Mr. Rubinovitz was Executive Vice President of EG&G, Inc., a diversified manufacturer of instruments and components, from April 1989 until his retirement in January 1994. He retired as Director of LTX Corporation (NASDAQ: LTXC) in November 2008.

Our Board of Directors recommends that the nominees identified above be elected as Directors and urges you to vote “FOR” each of them.

BOARD OF DIRECTORS AND COMMITTEES

Throughout the last fiscal year, our Board of Directors consisted of seven members. In connection with the retirement of Jacques Bouyer from the Board of Directors effective as of the Annual Meeting, the Board of Directors will be reduced to six members as of October 13, 2009, the date of the Annual Meeting. Mr. Rubinovitz is the lead director who, as an independent director, acts in a lead capacity to coordinate the other independent directors, chairs the executive sessions of the independent directors and performs such other functions as the Board of Directors may direct. Executive sessions of the independent directors are regularly scheduled and are held at least once a year.

During the last fiscal year, the Board of Directors held five meetings and acted on one occasion by unanimous written consent. Each director attended at least 75% of the aggregate number of such meetings and meetings of the committees on which he served. Although we have no formal policy about director’s attendance at the Annual Meeting, it is encouraged. Last year, all seven directors attended the Annual Meeting.

Committees of the Board

During fiscal year 2009, the Board of Directors had six standing committees: the Audit Committee, Compensation Committee, Executive Committee, Nominating Committee, Stock Option Committee and Strategic Planning Committee. The members and chair of each committee are as follows:

Director	Audit	Compensation	Executive	Nominating	Stock Option	Strategic
Edward Richardson			✓ (Chair)			✓
Jacques Bouyer		✓		✓	✓	✓ (Chair)
Scott Hodes		✓		✓		✓
Ad Ketelaars				✓		✓
John R. Peterson	✓ (Chair)			✓		✓
Harold L. Purkey	✓			✓		✓
Samuel Rubinovitz	✓	✓ (Chair)	✓	✓ (Chair)	✓ (Chair)	✓

Executive Committee. The Executive Committee did not meet during the last fiscal year and acted on six occasions by unanimous written consent. This committee may exercise all authority of the Board of Directors in the management of the Company during the interval between meetings of the Board of Directors, except as otherwise provided in our By-Laws or by applicable law.

Audit Committee. The Audit Committee held four meetings during the last fiscal year. This committee meets for the purpose of engaging and discharging the independent auditors (or recommending such actions), directing and supervising special investigations, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of our procedures for internal auditing, approving each professional service provided by the independent auditors prior to the performance of such services, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees for the independent auditors and reviewing the adequacy of the issuer’s system of internal accounting controls and such other matters relating to our financial affairs and accounts as required by law or regulation or as it deems desirable or as the Board of Directors may assign to it. The Board of Directors has determined that the composition and functioning of the committee complies with the rules of the SEC and NASDAQ, including that each of its members is independent, as that term is defined in NASDAQ rules, and that one of its members, Mr. Peterson, qualifies as an “Audit Committee Financial Expert,” as that term is defined in SEC rules, and is also independent, as that term is used in SEC and NASDAQ rules. The Audit Committee has adopted a written charter approved by the Board of Directors. A copy of the charter is available on our website at www.rell.com.

The Audit Committee’s report begins on page 17.

Stock Option Committee. The Stock Option Committee held one meeting and acted five times by unanimous written consent in the last fiscal year. It administers our 2001 Incentive Compensation Plan, including determining the employees to whom stock options and stock awards are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

Compensation Committee. The Compensation Committee held eight meetings in the last fiscal year. It is responsible for reviewing and establishing the compensation policy and guidelines for, and the compensation of, executive officers. The Board of Directors has determined that the composition and functioning of this committee complies with the applicable NASDAQ and SEC requirements.

The Compensation Committee is composed of three independent directors. The committee’s responsibilities include:

•

Establishing, reviewing and approving the base salary, non-equity incentive compensation, perquisites, and any other forms of non-equity compensation for our Chairman and Chief Executive Officer and for our executive officers;

•	Reviewing and monitoring our incentive compensation and retirement plans and performing the duties imposed on the Committee by the terms of those plans; and

•	Performing other duties deemed appropriate by the Board of Directors.

The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board of Directors. Our Human Resources Department supports the committee and is delegated authority to fulfill certain administrative duties regarding compensation programs. The Compensation Committee has authority to retain, approve fees for and terminate consultants as it deems necessary to assist in the fulfillment of its duties and responsibilities. The Compensation Committee has adopted a written charter which is available on our website at www.rell.com.

The Chief Executive Officer assists the Compensation and Stock Option Committees in reaching compensation decisions by developing recommended compensation for the executive officers other than himself. The Chief Executive Officer also develops performance objectives for executive officers whose incentive compensation includes personal performance goals. The Chief Executive Officer meets with each executive officer formally on an annual basis to review past performance and to discuss performance objectives for the following year.

In connection with developing his recommendations for executive officer compensation, the Chief Executive Officer consults with the Chief Financial Officer with respect to our financial performance and with our Human Resources Department with respect to the compensation for our non-executive officer employees and the compensation of executive officers at companies with whom we compete for executive talent. The Chief Executive Officer consults with these officers to ensure that his recommendations for executive officer compensation will achieve our annual financial goals and long term business plans and be internally equitable and externally competitive.

The Company and the Compensation and Stock Option Committees have not historically relied upon the advice of compensation consultants in determining named executive officer compensation.

Strategic Planning Committee. The Strategic Planning Committee, which includes all directors, did not meet during the last fiscal year. This committee is responsible for developing and reviewing our long-term strategic plans.

Nominating Committee. The Nominating Committee did not meet during the last fiscal year but acted one time by unanimous written consent. In considering whether to recommend any particular candidate for inclusion on the Board of Directors’ slate of recommended director nominees, the nominating committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board of Directors to fulfill its responsibilities. Management and the Directors submit candidates for nomination for election to the Board of Directors for committee consideration. After due consideration, the committee selects the nominees. The committee has not adopted a written charter.

Stockholders may also submit names of candidates for consideration by the Nominating Committee, provided that such submissions must be received by the Board of Directors no later than the July 1st immediately preceding the Annual Meeting of Stockholders. Stockholders may also nominate a candidate or candidates for election as a director at the annual meeting at which directors are elected.

Director Compensation

Prior to January 2008, non-employee directors (defined as any director who is not an officer or employee of the Company or any of its subsidiaries or affiliates) received a quarterly retainer of $3,000 and a fee of $500 for each board or committee meeting attended in person or by telephone (other than Audit Committee meetings, for which the fee was $1,000), plus travel expenses. The Chairman of the Audit Committee receives an additional quarterly retainer of $1,500. As of January 8, 2008, the Board of Directors temporarily reduced all of these fees by 5%. This reduction remains in place as of the date of this proxy statement.

Summary Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Edward J. Richardson	$—	$—	$—	$—
Jacques Bouyer	18,050	8,900	—	26,950
Scott Hodes	17,575	8,900	—	26,475
Ad Ketelaars	13,300	8,900	—	22,200
John R. Peterson	23,100	8,900	—	32,000
Harold L. Purkey	17,200	8,900	—	26,100
Samuel Rubinovitz	21,950	8,900	—	30,850

(1)	The amounts in this column represent the amount of cash compensation earned during fiscal 2009 for board and board committee service.

(2)	Directors receive an annual grant of 5,000 options starting on the fifth anniversary of being elected to the Board of Directors. The options fully vest on the date of grant. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2009 for the fair value of stock options granted to each director in fiscal 2009, in accordance with Statement of Financial Accounting Standards (SFAS) 123(R), and do not correspond to the actual value that will be recognized by each director. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note 1, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 30, 2009, filed with the SEC on July 23, 2009.

In addition, upon election to the Board of Directors, each current non-employee director (except Mr. Ketelaars who was not eligible at the time he joined the board) was granted an option to acquire 25,000 shares of our common stock at an exercise price equal to the fair market value of common stock on the date of grant. Further, pursuant to our 2006 Stock Option Plan for Non-Employee Directors, any non-employee director who is elected or appointed after October 18, 2005, will be granted an option to acquire 25,000 shares of common stock which will vest in equal installments over a 5-year period from the date of grant. The 2006 plan was adopted to promote the long-term interests of the Company by attracting and retaining qualified and experienced directors and by providing additional incentive for such directors to work for the success and growth of the Company. In addition to the initial grant, beginning with their fifth anniversary of being appointed or elected to the Board of Directors, each non-employee director will receive an annual option to purchase 5,000 shares of common stock. All such annual options will be fully vested and exercisable on the date of grant. All options granted pursuant to the 2006 plan are at an exercise price equal to the fair market value of our common stock on the date of grant and are exercisable for a period of ten years and one month from the date of grant. All option grants under the 2006 plan are automatic and non-discretionary and subject to the terms and conditions set forth in the plan.

Upon the termination of a director because of death, retirement, or removal from the Board of Directors within one year after a change of control, options remain fully exercisable until the option expires by its terms.

Related Party Transactions

Mr. Hodes is Senior Counsel at the law firm of Bryan Cave LLP, which provided legal services to the Company in fiscal 2007, 2008 and 2009 and continues to provide legal services in fiscal 2010.

Pursuant to our Code of Conduct, related party transactions involving directors, executive officers or other principal financial officers of the Company must be reviewed and approved by our Board of Directors prior to the Company entering into such transactions. Our Code of Conduct generally describes a prohibited related party transaction as one that would adversely influence an employee or director in the performance of his or her duties to the Company or one that is inconsistent with or opposed to the best interests of the Company. The Code of Conduct contains many standards and examples of potentially prohibited related party transactions, but the Board of Directors retains the discretion to determine whether each potential transaction is consistent with the standards described in the Code of Conduct. Other than the broad standards outlined in the Code of Conduct, we do not have written standards for reviewing and evaluating potential related party transactions. However, Directors may consider any factors that they deem consistent with their fiduciary duties to shareholders.

The Board of Directors did not consider and approve the transactions between the Company and Mr. Hodes in fiscal 2009 as this is a long-term, ongoing arrangement that the Board of Directors has previously considered and approved.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who may be deemed to own beneficially more than ten percent of our stock to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2009, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that Michael J. Bauer, who was an executive officer during fiscal year 2009, filed a Form 4 report on October 24, 2008, to report the acquisition of 357 shares on May 30, 2008, pursuant to our Employees Stock Purchase Plan.

CORPORATE GOVERNANCE

Independence of Directors

The Board of Directors has determined that Messrs. Bouyer, Hodes, Ketelaars, Peterson, Purkey and Rubinovitz are independent as defined by NASDAQ listing standards. All members of the Audit, Compensation and Nominating Committees, respectively, are independent in accordance with applicable laws and NASDAQ rules for members of such committees.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all directors, officers and employees, including the chief executive officer and chief financial officer. A current copy of the code is posted on our website, which is located at www.rell.com under “Investor Relations” and may be obtained without charge from our Legal Department, Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Hotline Practices

Our policies and practices include ethical and legal standards which must be followed by employees in conducting our business. Compliance with laws and regulations is specifically required. Every employee has the right and duty to report to the Company, to the extent not contrary to local law, any conduct which does not conform to these ethical and legal standards. We established the Richardson Hot Line to receive reports of possible wrongdoing and to answer questions about business conduct. Calls go directly to our Internal Audit Representative, Audit Committee Representative or General Counsel. Also, employees may report violations directly to appropriate government officials. Hotline posters explaining the procedure for making and handling Hot Line/Open Line calls are posted in our facilities and on our intranet for all employees to review. Employees at any level can call directly when they have a business conduct issue, without fear of reprisal.

Stockholder Communications

Stockholders may communicate with our Board of Directors by writing to Richardson Electronics, Ltd., Board of Directors-Legal Department, 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

EXECUTIVE OFFICERS

The following are our executive officers as of August 31, 2009:

Name	Age	Position
Edward J. Richardson	67	Chairman, Chief Executive Officer, Chief Operating Officer and President
Kathleen S. Dvorak	52	Executive Vice President, Chief Financial Officer and Chief Strategy Officer
Gregory J. Peloquin	45	Executive Vice President and General Manager, RF, Wireless & Power Division
Wendy Diddell	44	Executive Vice President, Corporate Development
Kyle C. Badger	41	Executive Vice President, General Counsel and Secretary
Kathleen M. McNally	50	Senior Vice President, Marketing Operations and Customer Support
James M. Dudek, Jr.	37	Controller and Chief Accounting Officer

Mr. Richardson has been employed by us since 1961, holding several positions during this time. He was Chairman of the Board, Chief Executive Officer and President from September 1989 until November 1996. Since that time, Mr. Richardson has continued to hold the offices of Chairman of the Board and Chief Executive Officer. In April 2006 he also became President and Chief Operating Officer and in June 2009 he also became the General Manager of our Electron Device Group.

Ms. Dvorak has been Executive Vice President, Chief Financial Officer and Chief Strategy Officer from November 2007. Ms. Dvorak has since assumed the additional roles of head of our Information Systems and Human Resource Departments. Prior to joining us, Ms. Dvorak was employed by United Stationers Inc. as Senior Vice President and Chief Financial Officer from 2001 to October 2007, Senior Vice President Investor Relations and Financial Administration from 2000 to 2001.

Mr. Peloquin has been Executive Vice President and General Manager of the RF, Wireless & Power Division (“RFPD”) since January 2002. Prior to that, he was Vice President of the RF & Wireless Communications Group beginning in November 1999. He first joined us in 1990 and held various positions in product management until 1997 when he left to join Motorola, Inc. as Director of Global Distribution for Wireless Infrastructure Division, which position he held until he rejoined us in 1999.

Ms. Diddell has been Executive Vice President, Corporate Development since June 2007. She has since assumed the roles of General Manager of our Canvys business and head of our Supply Chain Management. Prior to June 2007, Ms. Diddell was Executive Vice President and General Manager of our Security Systems Division since February 2006. Prior to that, Ms. Diddell had been Vice President and General Manager of the Security Systems Division since June 2004. Prior to that, Ms. Diddell was employed as a management consultant for the Security Systems Division since July 2003. From 1997 to June 2003, Ms. Diddell was employed as the Senior Vice President of Sales and Marketing for Ultrak, Inc., a global manufacturer of closed circuit television and access control systems for the commercial and government markets.

Mr. Badger has been Executive Vice President, General Counsel and Secretary since August 2007. Prior to that, Mr. Badger was Senior Counsel with Ice Miller, LLP from April 2006 to August 2007 and a partner and an associate in the corporate practice group of McDermott, Will & Emery LLP from October 1999 to April 2006. Prior to that, Mr. Badger was an associate with Thompson, Hine & Flory LLP.

Ms. McNally has been Senior Vice President of Marketing Operations and Customer Support since July 2000. She served as Vice President and Corporate Officer of Marketing Operations with us from 1989 until 2000 and Marketing Services Manager from 1986 until 1989. Previously, she held various positions within the marketing department since joining the Company in 1979.

Mr. Dudek has been Controller and Chief Accounting Officer since December 2007. Prior to that, Mr. Dudek was Senior Director, Financial Reporting with Career Education Corporation from September 2006 to November 2007 and Director of Accounting from February 2004 to August 2006. Prior to that, Mr. Dudek was with ConAgra Refrigerated Foods Group from September 1999 to February 2004, most recently serving as Retail Sales Controller from May 2002 to February 2004, and he held various positions within the Corporate Financial Planning department from September 1999 to April 2002.

Executive officers are elected annually at the time of the annual stockholders meeting and serve until their earlier resignation, death or removal.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Restricted Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Edward J. Richardson Chairman of the Board, President, and Chief Executive Officer	2009	532,178	—	—	237,811	24,695	794,684
	2008	512,832	—	—	—	29,234	542,066
Kathleen S. Dvorak Executive Vice President, Chief Financial Officer, and Chief Strategic Officer (4)	2009	357,471	24,396	26,579	119,528	12,352	540,326
	2008	195,192	14,231	11,875	71,477	11,646	304,421
Wendy S. Diddell Executive Vice President, Corporate Development	2009	256,666	—	46,325	128,333	96,275	527,599
	2008	222,125	—	38,368	111,062	16,539	388,094
Gregory J. Peloquin Executive Vice President and General Manager, RF, Wireless & Power Division	2009	260,000	—	33,375	96,621	12,091	402,087
	2008	250,000	—	24,676	99,238	16,799	390,713

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2009 for the fair value of stock options granted to each named executive officer in fiscal 2009, as well as prior fiscal years, in accordance with SFAS 123(R), and do not correspond to the actual value that will be recognized by each named executive officer. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note 1, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report of Form 10-K filed with the SEC on July 23, 2009.

(2)	Mr. Richardson’s and Ms. Dvorak’s non-equity incentives were based 50% upon targeted levels of our earnings and 50% upon individual performance of established personal goals. Mr. Peloquin’s non-equity incentive was based 20% on the Company’s achievement of certain financial targets and 80% on RFPD’s achievement of certain financial targets. Ms. Diddell’s non-equity incentive was based 100% upon individual performance of established personal goals.

(3)	The following descriptions identify the elements of “All Other Compensation” and quantify those elements that exceed $10,000 in value. The compensation for each named executive officer includes: (a) $12,000 annually for car allowance; (b) matching contributions made to the 401(k) savings plan on behalf of each named executive officer in fiscal 2008; (c) imputed income related to each named executive officer’s group term life insurance in excess of a $50,000 death benefit; (d) amounts paid by us for a physical examination for the named executive officers; and (e) the value of stock allocated to the named executive officer’s employee stock ownership account using the fair market value of our stock at May 29, 2009, or $3.94 per share, with respect to 2009 and at May 30, 2008, or $5.65 per share, with respect to 2008. For Ms. Diddell, All Other Compensation in fiscal 2009 also includes: (i) reimbursement of $25,956 in relocation expenses, (ii) $12,868 in gross-up to offset taxes paid by Ms. Diddell associated with the reimbursed relocation expenses, and (iii) $45,191 accrued, but not paid, in connection with termination payments payable to her in the event that she terminates her employment with us. As discussed below under the heading “Employment Agreements,” Ms. Diddell is entitled to her then annual base salary for twelve months if she terminates her employment with us at any time for any reason. The amount accrued in fiscal 2009 represents an additional accrual due to an increase in her base salary.

(4)	Ms. Dvorak’s 2008 salary represents a partial year commencing on November 5, 2007. The restricted stock award granted to Ms. Dvorak on November 5, 2007, vests in three equal annual installments, commencing one year from the date of grant. The amount represents the accounting expense recorded by the Company related to the service-based vesting of the restricted stock grant.

Grants of Non-Equity Incentive Awards in Fiscal 2009

We rely on performance-based cash bonuses under annual incentive compensation plans adopted by the Compensation Committee to reward our executive officers for achievement of our annual operating plan and personal performance goals. Target cash bonus awards for the named executive officers listed in the Summary Compensation Table above are expressed as a percentage of their base compensation, which excludes car allowance, bonus, equity awards and perquisites, with the percentage for each named executive officer being set in the executive officer’s employment agreement. For fiscal 2009, Mr. Richardson had a target cash bonus of 70% of his base compensation, and the remaining named executive officers had target cash bonuses of 50% of their base compensation.

During fiscal 2009, Mr. Richardson and Ms. Dvorak were eligible to receive cash bonuses based 50% on pre-determined financial targets set by the Board of Directors and 50% on their personal performance as evaluated by the Compensation Committee, in the case of Mr. Richardson, and as evaluated by Mr. Richardson, in the case of Ms. Dvorak.

During fiscal 2009, Mr. Peloquin was eligible to receive a cash bonus based on the achievement of financial targets set by the Board of Directors by the Company and RFPD, the strategic business unit that he manages, including the Company’s net income and working capital efficiency, and RFPD’s operating income, direct operating contribution and working capital efficiency.

During fiscal 2009, Ms. Diddell was eligible to receive a cash bonus based entirely on the achievement of personal performance objectives set by the Chief Executive Officer.

Grants of Equity Awards in Fiscal 2009

Our 2001 Incentive Compensation Plan provides for grants of equity awards to our executive officers to encourage them to focus on long-term Company performance. In fiscal 2009, each of the named executive officers, other than Mr. Richardson, were granted options pursuant to the 2001 plan. Ms. Dvorak received an option to purchase 10,000 shares of our common stock, and each of Mr. Peloquin and Ms. Diddell received an option to purchase 15,000 shares of our common stock. In each case, the options were granted at an exercise price of $5.03 per share, the fair market value of our common stock on the date of grant, and vest in five equal annual installments beginning one year after the date of the grant.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on the holdings of stock option and stock awards by the named executive officers as of the end of fiscal 2009.

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Share or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Edward J. Richardson	—	—	$—	—	—		$—
Kathleen S. Dvorak	8,333	16,667	7.32	11/5/2017	6,667	(4)	26,268
	—	10,000	5.03	10/21/2018	—		—
Gregory J. Peloquin	16,000	—	6.88	10/26/2009	—		—
	15,000	—	13.81	9/14/2010	—		—
	15,000	—	7.06	9/21/2011	—		—
	5,485	1,371	7.75	9/10/2014	—		—
	4,245	2,830	8.35	10/19/2015	—		—
	6,000	9,000	8.58	10/17/2016	—		—
	3,000	12,000	7.24	10/9/2017	—		—
	—	15,000	5.03	10/21/2018	—		—
Wendy S. Diddell	20,000	5,000	11.00	6/1/2014	—		—
	4,083	2,720	8.35	10/19/2015	—		—
	4,000	6,000	8.58	10/17/2016	—		—
	2,500	10,000	7.24	10/9/2017	—		—
	—	15,000	5.03	10/21/2018	—		—

(1)	Options vest and become exercisable in annual increments of 20%, excluding Ms. Dvorak’s options expiring on 11/5/2017 which become exercisable in annual increments of 33%, commencing one year from the date of grant.

(2)	The expiration date of each option occurs ten years after the date of grant of each option.

(3)	The market value of unvested restricted stock is based on a closing price of $3.94 per share of our common stock on The NASDAQ Global Market on May 29, 2009, the last trading date before the end of our fiscal year.

(4)	The restricted stock award granted to Ms. Dvorak on November 5, 2007, vests in three equal annual installments, commencing one year from the date of grant.

Employment Agreements

Kathleen S. Dvorak is employed as our Executive Vice President, Chief Financial Officer and Chief Strategy Officer under an employment agreement dated October 24, 2007, pursuant to which she received an initial base salary of $350,000, which is reviewed annually, and a bonus opportunity of up to 50% of her then current base salary if annually established performance goals are met. Pursuant to the terms of her employment agreement, Ms. Dvorak’s employment may be terminated at any time for any reason upon sixty days prior written notice. Ms. Dvorak may also terminate her employment with us for good reason, which includes a change of control of the Company, a reduction in her duties, or the failure of the Company to implement the strategic plans recommended by her. In any such event, we will continue to pay Ms. Dvorak for twelve months an amount equal to 100% of her then current base salary and 100% of her annual bonus opportunity. We will also pay for executive outplacement services for Ms. Dvorak for six months through the use of a company or consultant chosen by Ms. Dvorak in an amount not to exceed $27,500. During her employment term and for one year after termination for any reason, Ms. Dvorak is prohibited from competing against us. The agreement is for an indefinite term, during which Ms. Dvorak is employed on an at-will basis.

Gregory J. Peloquin is employed as our Executive Vice President and General Manager of our RF, Wireless & Power Division under an employment agreement dated October 21, 1999, pursuant to which he received an initial base salary of $125,000, which is reviewed annually, and a bonus opportunity of up to 50% of his then current base salary if annually established performance goals are met. Pursuant to the terms of his employment agreement, Mr. Peloquin’s employment may be terminated at any time for any reason upon ten days prior written notice, in which case, we will continue to pay Mr. Peloquin for six months an amount equal to 100% of his then current base salary. During his employment term and for one year after termination for any reason, Mr. Peloquin is prohibited from competing against us. The agreement is for an indefinite term, during which Mr. Peloquin is employed on an at-will basis.

Pursuant to the terms of her employment agreement dated June 1, 2004, as amended May 31, 2007, Wendy Diddell is employed as our Executive Vice President, Corporate Development. Under the terms of the employment agreement, Ms. Diddell received an initial base salary of $185,000, which is reviewed annually, as well as a bonus opportunity of up to 50% of her then current base salary if annually established performance goals are met. During her employment term and for one year after termination for any reason, Ms. Diddell is prohibited from competing against us. Ms. Diddell may terminate her employment with us at any time for any reason, and upon such a termination, we will be obligated to pay Ms. Diddell her then annual base salary for twelve months following such termination. Ms. Diddell’s employment with us is for an indefinite term, during which she is employed on an at-will basis.

Retirement Plans

Employees Stock Ownership Plan (ESOP). We maintain an ESOP to provide a vehicle for employee ownership of our common stock. We do not view the ESOP as an important part of the compensation of our named executive officers. On an annual basis, the Board of Directors considers making a discretionary contribution to the ESOP if the Company has been profitable. No contribution has been made for any fiscal year in which we have no after-tax profits. All contributions are made in the form of our common stock and are allotted pro rata to participants in the plan based on the participant’s fiscal year compensation (base compensation and annual cash bonus), up to a maximum compensation level of $230,000. The board did not authorize a discretionary contribution for fiscal 2009 because we did not have any after-tax profits.

Profit Sharing/401(k) Plan. We offer retirement benefits to our employees, including all of the named executive officers, through a tax-qualified Profit Sharing/401(k) Plan, which is a defined contribution plan designed to accumulate retirement funds for participating employees through individual and Company contributions. Participants are provided the opportunity to make salary reduction contributions to the plan on a pre-tax basis. We normally match 50% of the first 4% of salary and bonus contributed by participants, but we suspended the Company match for all participating employees during fiscal 2009. Under the plan, the Board of Directors may also make discretionary contributions to the plan to be allocated pro rata among the participants. The board evaluates our performance following each fiscal year and determines, based on a qualitative assessment with consideration of whether the Company achieved its performance objectives, whether and in what amount we should contribute to the plan. No contribution has been made for any fiscal year in which we have no after-tax profits. Accordingly, in fiscal 2009, the Board of Directors determined not to make a discretionary contribution to the Profit Sharing/401(k) Plan because we did not have any after-tax profits.

PROPOSAL II – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee expects to engage Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending May 29, 2010.

Although the Audit Committee is not required to do so, it is submitting its expected selection of our independent registered public accounting firm for ratification at the Annual Meeting in order to ascertain the views of our stockholders. The Audit Committee will not be bound by the vote of the stockholders; however, if the proposed selection is not ratified, the Audit Committee would reconsider its selection.

One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

Our Board of Directors recommends that Ernst & Young LLP be ratified as our independent registered public accounting firm for fiscal 2010 and urges you to vote “FOR” this Proposal II.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three non-employee members of the Board of Directors. After reviewing the qualifications of the current members of the committee, and any relationships they may have with Richardson Electronics that might affect their independence from Richardson Electronics, the Board of Directors has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Securities Exchange Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Peterson qualifies as Audit Committee financial expert under the applicable rules promulgated pursuant to the Securities Exchange Act.

The Audit Committee’s members are not professionally engaged in the practice of accounting or auditing, and they necessarily rely on the work and assurances of the Company’s management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the process of internal control over financial reporting. The independent registered public accounting firm of Ernst & Young LLP is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting (when required). The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended May 30, 2009 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended.

The Audit Committee also has received the written disclosures and the letter from Ernst & Young in accordance with PCAOB Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with Ernst & Young its independence from the Company. The Audit Committee further considered whether the provision of non-audit related services by Ernst & Young to the Company is compatible with maintaining the independence of Ernst & Young with the Company. The Audit Committee has also discussed with management of the Company and Ernst & Young such other matters and received assurances from them as it deemed appropriate.

The Company’s internal auditors and Ernst & Young discussed with the Audit Committee the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their reviews, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Audited Financial Statements be included in the Company’s Annual Report on 10-K for the fiscal year ended May 30, 2009, for filing with the SEC.

Audit Committee of the Board of Directors

John R. Peterson, Chair Samuel Rubinovitz Harold L. Purkey

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES, AND ALL OTHER FEES

The following table sets forth the aggregate fees billed for each of the last two years for professional services rendered by our principal registered public accounting firm for the respective years.

	2009	2008
Audit Fees (1)	$1,235,771	$1,448,810
Audit-Related Fees	—	—
Tax Fees (2)	$299,344	$706,864
All Other Fees	—	—

Total	$1,535,115	$2,155,674

(1)	Audit Fees were for professional services rendered for the audits of our annual financial statements included in our Forms 10-K for the fiscal years ended May 30, 2009, and May 31, 2008, the reviews of the financial statements included in our quarterly reports on Forms 10-Q during such fiscal years, statutory audits for certain of our non-U.S. subsidiaries and for the audits of our internal controls over financial reporting.

(2)	Tax Fees were for transfer pricing, tax compliance and tax consulting services.

Audit Fees are reviewed and specifically approved by the Audit Committee on an annual basis. The Audit Committee has established formal policies and procedures for the pre-approval of audit-related, tax and other fees. These procedures include a review and pre-approval of an annual budget covering the nature of and amount to be expended for auditor services by specific categories of services to be provided. The Audit Committee pre-approved all Tax Fees shown above as billed in fiscal 2009 pursuant to its established policies and procedures.

OTHER MATTERS

As of the date of this proxy statement, we know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

By order of the Board of Directors,

EDWARD J. RICHARDSON Chairman of the Board, Chief Executive Officer and President

August 31, 2009

RICHARDSON ELECTRONICS, LTD. KYLE C BADGER 40W267 Keslinger Road P.O. BOX 393 LaFox, Illinois 60147-0393

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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends that you vote FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees

01	Edward J. Richardson 02 Scott Hodes 03 Ad Ketelaars 04 John R. Peterson 05 Harold L. Purkey
06	Samuel Rubinovitz

The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2.	PROPOSAL TO APPROVE the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.						☐	☐	☐
NOTE: In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here. (see reverse for instructions)				☐
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Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

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RICHARDSON ELECTRONICS, LTD.

Annual Meeting of Stockholders

October 13, 2009 3:15 PM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Edward J. Richardson and Kyle C. Badger as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned on August 18, 2009, at the Annual Meeting of Stockholders to be held on October 13, 2009 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side